Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-267118) and Form S-8 (Nos. 333-270200, 333-263661 and 333-258153) of Cytek Biosciences, Inc. of our report dated May 12, 2023 relating to the financial statements of Flow Cytometry Product Line (A Product Line of Luminex Corporation), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

May 15, 2023

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